UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 15, 2005

Vicuron Pharmaceuticals Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-31145	04-3278032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South Gulph Road, Suite 305, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 15, 2005, Vicuron Pharmaceuticals Inc. (“Vicuron”) held a special meeting of stockholders to vote on the proposed merger of Vicuron with and into Viper Acquisition Corp., a wholly-owned subsidiary of Pfizer Inc., pursuant to the Agreement and Plan of Merger, dated June 15, 2005 (the “Merger Agreement”), by and among Pfizer Inc., Viper Acquisition Corp. and Vicuron. At the meeting, a majority of the outstanding shares of Vicuron common stock entitled to vote were cast in favor of adoption of the Merger Agreement. There was no further business discussed at the special meeting. Completion of the merger is expected to occur in the third quarter, subject to satisfaction of customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

On August 15, 2005, Vicuron issued a press release announcing stockholder approval of the Merger Agreement. The full text of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of Vicuron Pharmaceuticals Inc. dated August 15, 2005.

This Form 8-K contains a “forward-looking” statement relating to the completion of the merger. This forward-looking statement is subject to risks and uncertainties that could delay or prevent the completion of the merger, including the satisfaction of the closing conditions set forth in the Merger Agreement. Vicuron does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICURON PHARMACEUTICALS INC.
(Registrant)

Date: August 15, 2005	By:	/s/ George F. Horner III
George F. Horner III
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this Exhibit Index immediately precedes the exhibit.

Exhibit No.	Description
99.1	Press release of Vicuron Pharmaceuticals Inc. dated August 15, 2005.